Exhibit 99.1

For Immediate Release

VERI-TEK INTERNATIONAL, CORP. ANNOUNCES FULL YEAR 2006 results, sale of Testing and Assembly segment operations, and confirms guidance for 2007 Outlook.

Bridgeview, IL. April 13, 2007 – Veri-Tek International, Corp. (AMEX: VCC) (“Veri-Tek” or the “Company”) today announced that it has filed its 10-K with the Securities and Exchange Commission ("SEC").

2006 Lifting Equipment segment sales exceed earlier guidance and adjusted operating income1 in line with expectations: Company re-affirms 2007 segment revenue guidance of between $95m - $100m and adjusted operating income in the range of 8.0%- 8.5%.

The Company in its 10-K filing today reported that for its newly established Lifting Equipment segment, sales for the three month period ended December 31, 2006 of $20.7m, and for the six month period ended December 31, 2006 of $40.7m, exceed previous guidance by $2.7m and $3.7m, respectively. The acquisition of Liftking Industries Inc.’s operations on November 30, 2006 added $1.1m to the segment’s fourth quarter revenues and was not included in our earlier guidance. Adjusted operating income1 of $3.2m, (7.9% of sales) is at the upper end of its expected range (7.5%-8.0%), for the period since acquisition, July 3, 2006 to December 31, 2006 for Manitex and November 30, 2006 to December 31, 2006 for Manitex Liftking. For the same period, the Company estimates that GAAP2 operating income for the Lifting Equipment segment was $2.0 million, (4.9% of sales). For the same period, the segment generated EBITDA2 of $3.2m, (7.8% of sales).

Total Company GAAP net loss for the year ended December 31, 2006 was approximately $8.9 million, ((19.4)% of sales).

Chairman and CEO Mr. David Langevin commented, “the performance of our two acquisitions undertaken this year, Manitex and Manitex Liftking, have been consistent with our expectations and establish an exciting platform for the company. We also wish to re-affirm our earlier guidance for this segment revenue for 2007 of between $95m - $100m and adjusted operating income in the range of 8.0%- 8.5%.”

1	EBITDA and adjusted operating income are non-GAAP financial measures. These measures may be different from non-GAAP financial measures used by other companies. We encourage investors to review the section below entitled “Non-GAAP Financial Measures” and to review the reconciling adjustments between the GAAP and non-GAAP measures attached to this press release.
2	Generally accepted accounting principles in the United States of America.

Testing & Assembly Equipment segment to be sold

In March 2007, the Board concluded the review of the Testing & Assembly Equipment segment and concluded that it should be disposed of through sale or liquidation. As a result of this decision, Veri-Tek recorded an impairment charge of $6.6m for the year ended December 31, 2006. For 2007, the results of this segment will be reported as a discontinued operation.

Mr. Langevin commented “the decision to dispose of the Testing & Assembly Equipment segment has been carefully considered, but the Board believes that management resources should focus on the larger profitable Lifting Equipment segment. We expect to complete our disposal of this segment during 2007.”

Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: “EBITDA” (earnings before interest, tax, depreciation and amortization) and “Adjusted Operating Income” (operating income before amortization of intangibles and cost of sales charge related to write-up of acquired inventory). These non-GAAP terms, as defined by the Company, may not be comparable to similarly titledmeasures used by other companies. EBITDA and Adjusted Operating Income are not measures of financial performance under generally accepted accounting principles. Items excluded from EBITDA and Adjusted Operating Income are significant components in understanding and assessing financial performance. EBITDA and Adjusted Operating Income should not be considered in isolation or as a substitute for net earnings, operating income and other consolidated earnings data prepared in accordance with GAAP or as a measure of our profitability. A reconciliation of net loss to EBITDA and operating loss to Adjusted Operating Income is provided immediately following the financial tables below.

Results for the year ended December 31, 2006.

The financial information for the Lifting Equipment segment is included from the date of the respective acquisitions of Manitex on July 3, 2006, and Manitex Liftking on November 30, 2006.

	Year ended December 31,
	2006	2006	2005	2005	2004	2004
Net Sales		% of Sales		% of Sales		% of Sales
Lifting Equipment	$40,676		$—		$—
Testing & Assembly Equipment	5,092		7,641		7,929

Total	$45,768		$7,641		$7,929

Operating Income (Loss)
Lifting Equipment	$1,976	4.9%	$—	—	$—	—
Testing & Assembly Equipment (1)	(10,246)	(201.2)%	(3,432)	(44.9)%	(3,889)	(49.0)%

Total	$(8,270)	(18.1)%	$(3,432)	(44.9)%	$(3,889)	(49.0)%

Other Financial Data:

EBITDA (2)
Lifting Equipment	$3,155	7.8%	$—	—	$—	—
Testing and Assembly Equipment (1)	(9,782)	(192.1)%	(2,984)	(39.1)%	(3,528)	(44.5)%
Total	$(6,627)	(14.5)%	$(2,984)	(39.1)%	$(3,528)	(44.5)%

Adjusted Operating Income (Loss) (3)
Lifting Equipment	$3,214	7.9%	$—	—	$—	—
Testing and Assembly Equipment	(9,970)	(195.8)%	(3,156)	(41.3)%	(3,613)	(45.6)%
Total	$(6,756)	(14.8)%	$(3,156)	(41.3)%	$(3,613)	(45.6)%

(1)	2006 includes an impairment charge of $6,632 in the Testing Assembly & Equipment segment.
(2)	We define EBITDA as income before interest expense (income), income taxes, depreciation and amortization. Our management evaluates and monitors our performance primarily through EBITDA. We use EBITDA because our management believes that this financial measure permits a comparative assessment of our operating performance, relative to our performance based on our GAAP results, while isolating the effects of depreciation and amortization. We provide information relating to EBITDA so that investors have the same data that we employ in assessing our overall operations. In addition, EBITDA is presented because management believes it is frequently used by securities analysts, investors and others in the evaluation of companies in our industry. We believe that trends in our EBITDA are valuable indicators of the operating performance of our company and of our ability to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures.
(3)	We define “Adjusted Operating Income” as operating income before amortization of intangibles and cost of sales charge related to write-up of acquired inventory. Adjusted Operating Income takes into account the following acquisitions: QVM (Manitex) that occurred on July 3, 2006, Liftking that occurred on November 30, 2006 and JCJ that occurred on October 31, 2003. A charge to cost of sales was recorded when a portion of the acquired inventory that was written up to fair market value in connection with the purchase price allocation was sold . In order to provide comparability between Veri-Tek and other companies in our industry, we have adjusted operating income to exclude amortization that resulted from our recent acquisitions and cost of sales charges related to the write-up of acquired inventory. Adjusted Operating Income is a useful measure for comparing Veri-Tek to other companies in our industry because we have experienced significant merger and acquisition activity, which have led to variations among us and other companies in our industry. We believe that Adjusted Operating Income is useful in comparing our results of operations to other companies in our industry that have not recently consummated significant acquisitions, and therefore, do not have similar non-cash expenses.

Reconciliation of GAAP Net Loss to Earnings Before

Interest, Taxes, Depreciation and Amortization (EBITDA)

(In thousands)

	Year Ended December 31,
	2006	2006	2005	2005	2004	2004
		% of Sales		% of Sales		% of Sales
Net loss	$(8,889)	(19.4)%	$(2,252)	(29.5)%	$(3,454)	(43.6)%
Income taxes benefit	(1,326)		(1,084)		(1,770)
Loss before income taxes	(10,215)		(3,336)		(5,224)
Interest Expense	1,969		54		1,335
Interest Income	(40)		(155)		—
Other Expense	16		4
Depreciation	355		153		65
Amortization	1,288		296		296
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$(6,627)	(7.5)%	$(2,984)	(39.1)%	$(3,528)	(44.5)%

Reconciliation of GAAP Operating Income (Loss) to Operating Income Before

Amortization of Intangibles and Cost of Sales Charge Related to Write-up of Acquired Inventory

	Year Ended December 31,
	2006	2006	2005	2005	2004	2004
		% of Sales		% of Sales		% of Sales
Lifting Equipment:
Operating Income	$1,976	4.9%	$—	—	$—	—
Amortization of intangibles	992		—		—
Cost of sales charge related to write-up of acquired inventory	246		—		—
Adjusted Operating Income	$3,214	7.9%	$—	—	$—	—
Testing & Assembly Equipment
Operating Loss	$(10,246)	(201.2)%	$(3,432)	(44.9)%	$(3,889)	(49.0)%
Amortization of intangibles	276		276		276
Adjusted Operating Loss	$(9,970)	(195.8)%	$(3,156)	(41.3)%	$(3,613)	(45.6)%
Total Adjusted Operating Loss	$(6,756)	(14.8)%	$(3,156)	(41.3)%	$(3,613)	(45.6)%

About Veri-Tek International Corp.

Historically, the Company has designed, developed and built specialty testing and assembly equipment for the automotive and heavy equipment industries that identifies defects through the use of signature analysis and in-process verification. As the result of two recent acquisitions, we are a leading provider of engineered lifting solutions including boom truck cranes, rough terrain forklifts and special mission oriented vehicles. Through our Manitex subsidiary, we market a comprehensive line of boom trucks and sign cranes. Our boom trucks and crane products are primarily used for industrial projects, energy exploration and infrastructure development, including roads, bridges and commercial construction. Through our Manitex Liftking subsidiary, we sell a complete line of rough terrain forklifts and special mission oriented vehicles, as well as other specialized carriers, heavy material handling transporters and steel mill equipment. Manitex Liftking’s rough terrain forklifts are used in both commercial and military applications.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release, other than statements that are purely historical, are forward-looking statements and are based upon management’s present expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward—looking statements. We do not undertake, and expressly disclaim, any obligation to update this forward-looking information, except as required under applicable law. Forward-looking statements in this press release include, without limitation: (1) projections of revenue, earnings, and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4) statements of expected future economic performance and (5) assumptions underlying statements regarding us or our business.

It is important to note that our actual results could differ materially from those included in such forward-looking statements due to a variety of factors including those described in our Quarterly Report on Form 10-Q and other SEC filings and the following: (1) the cyclical nature of the markets we operate in; (2) increases in interest rates; (3) government spending; (4) the performance of our competitors; (5) shortages in supplies and raw materials; (6) our ability to meet financial covenants required by our debt agreements; (7) product liability claims, intellectual property claims, and other liabilities; (8) difficulties in implementing new systems, integrating acquired businesses, managing anticipated growth, and responding to technological change; (9) the volatility of our stock price; (10) future sales of our common stock; and (11) the willingness of our stockholders and directors to approve mergers, acquisitions, and other business transactions. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition or operating results.